                                                                    EXHIBIT 99.1


                              7961 SHAFFER PARKWAY
                              SUITE 5
[VISTA GOLD CORP. LOGO]       LITTLETON, COLORADO 80127
                              TELEPHONE (720) 981-1185
                              FAX (720) 981-1186

                                            Trading Symbol: VGZ
                                            Toronto and American Stock Exchanges

-------------------------------  NEWS  -----------------------------------------

VISTA GOLD CORP. ANNOUNCES DISCOVERY OF NEW ZONE OF MINERALIZATION AT MOUNTAIN VIEW GOLD PROJECT, NEVADA; REDUCED ESTIMATED CAPITAL AND OPERATING COSTS FOR THE PAREDONES AMARILLOS GOLD PROJECT, MEXICO

DENVER, COLORADO FEBRUARY 12, 2004 - Vista Gold Corp. (TSX & AMEX: VGZ) is pleased to report final drill results from a recently completed drilling program at the Mountain View Gold Project in Nevada, and reduced estimated capital and operating costs for the Paredones Amarillos gold project in Mexico based on a new process engineering study.

The Mountain View Gold Project is located in northwest Nevada, approximately 40 miles west of the Corporation's Hycroft mine near Winnemucca. It is part of the Deephole Mining District which saw gold production between 1938 and 1951, with renewed exploration activity beginning in 1984. Vista acquired the project in October 2002 from Newmont Capital Limited, a subsidiary of Newmont Mining Corporation (NYSE: NEM).

The five-hole reverse circulation program totaled 4,330 feet. Intercepts indicating the potential for bulk-mineable gold mineralization include MV03-188 which intersected 230 feet of mineralization grading 0.039 ounces of gold per ton, MV03-189 which intersected 30 feet of mineralization grading 0.021 ounces of gold per ton, MV03-190 which intersected 165 feet of mineralization grading
0.026 ounces of gold per ton and 40 feet grading 0.065 ounces of gold per ton, and MV03-191 which intersected 210 feet of mineralization grading 0.039 ounces of gold per ton. A fifth hole, MV03-187, was abandoned due to high water inflows in the gravels above the bedrock. The results of MV03-188 and MV03-190 indicate the presence of a new zone of bulk mineralization approximately 400 feet east of the known core of mineralization.

Higher grade gold intercepts included five feet of gold mineralization in drill hole MV03-190 assaying 0.370 ounces of gold per ton and 20 feet of gold mineralization in drill hole MV03-191 assaying 0.112 ounces of gold per ton. The intercept in MV03-191 is 300 feet above earlier drilling, suggesting that this high-grade zone is larger than previously known.

The drilling program was performed between October 15 and November 6, 2003 under the overall supervision of Warren Bates, P.Geo., Vista's International Exploration Manager. Mr. Bates is a qualified person for the purposes of Canadian National Instrument 43-101. All samples taken were five feet in length and were assayed by American Assay Labs of Reno, Nevada, with check assays performed by Chemex labs of Reno. Drill holes were angle holes drilled in a northeast direction. Sampling and assaying methods were conducted in accordance with Canadian National Instrument 43-101 best practices. Selected weighted-average assay results are shown in the following table:

-------------------------------------------------------------------------------------------------------------------
                                         Selected Drill Hole Assay Results
-------------------------------------------------------------------------------------------------------------------
               From       To    Interval   Gold Ounces                   From       To     Interval     Gold Ounces
  Hole       (feet)    (feet)     (feet)       Per Ton                 (feet)    (feet)      (feet)         Per Ton
-------------------------------------------------------------------------------------------------------------------
MV03-188        390       620        230         0.039    Including       390       525         135           0.054
-------------------------------------------------------------------------------------------------------------------
MV03-189        630       660         30         0.021
-------------------------------------------------------------------------------------------------------------------
MV03-190        520       685        165         0.026    Including       525       570          45           0.054
                730       770         40         0.065    Including       750       755           5           0.370
-------------------------------------------------------------------------------------------------------------------
MV03-191        495       705        210         0.039    Including       520       615          95           0.046
                                                          Including       660       680          20           0.112
-------------------------------------------------------------------------------------------------------------------


Vista acquired the Paredones Amarillos Gold Project located in Baja California Sur, Mexico, in August 2002 from Viceroy Resource Corporation (now Quest Capital Corp.), and commissioned Resource Development Inc. (RDi) of Denver, Colorado to review metallurgical testwork and the feasibility study completed by Echo Bay Mines in 1997 to evaluate whether a revised flowsheet could lead to a reduction in capital and/or operating costs for the project. RDi reported that by changing the flowsheet from a whole-ore leach to one incorporating gravity and production of a flotation concentrate with subsequent leaching of the flotation concentrate, a reduction in both capital and operating costs could be achieved.

With the revised flowsheet, a coarser tailings would be produced which can be filtered, resulting in a significant reduction in the size of the tailings impoundment. Water supply requirements would be reduced and a smaller cyanide destruction unit would be required. These revisions resulted in capital cost estimate reductions of about 6% from US$104.2 million to US$97.7 million.

Operating cost estimates were reduced 9.5% from US$7.33 to US$6.64 per tonne of ore primarily because of lower reagent costs from leaching a smaller volume of material (i.e., only the flotation concentrate would be leached as opposed to leaching all of the ore in the previous study).

Cash operating costs were estimated at US$196 per gold ounce, down 13% from the previous study, and total costs were estimated at US$279 per gold ounce, a reduction of 11% from the previous study.

"The drilling at Mountain View and the process engineering study at Paredones Amarillos demonstrate Vista's commitment to enhancing shareholder value." stated Jock McGregor, President and CEO. "The completion of this work has demonstrated the potential to add value to both of these projects."

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation's holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Hycroft and Wildcat projects in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe De Los Reyes projects in Mexico, and the Amayapampa project in Bolivia.



The statements that are not historical facts are forward-looking statements involving known and unknown risks and uncertainties that could cause actual results to vary materially from targeted results. Such risks and uncertainties include those described from time to time in the Corporation's periodic reports, including the annual report on Form 10-K filed with the U.S. Securities and Exchange Commission. The Corporation assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Jock McGregor at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.